Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Sandstorm Gold Ltd. of our report dated February 13, 2020, relating to the financial statements and effectiveness of internal control over financial reporting of Sandstorm Gold Ltd., which appears in Sandstorm Gold Ltd.’s Report on Form 6-K filed on February 13, 2020. We also consent to the reference to us under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

April 9, 2020